UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2014 (September 30, 2014)

American Housing REIT Inc.
 (Exact name of registrant as specified in its charter)

Delaware	333-170828	46-4022327
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4800 Montgomery Lane #450 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	240-204-5378

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On September 30, 2014 the board of directors of American Housing REIT Inc. (the “Company”) appointed Mr. Donald McClure as Chief Financial Officer to hold office until the next annual meeting of shareholders and until their successor is duly elected and qualified or until his resignation or removal.

    Donald McClure is a real estate business professional, leader, trainer, advisor and entrepreneur.  In his professional career he is known for taking the lead roles in organizational development efforts and large-scale projects.  Mr. McClure’s experience covers many functional areas of finance and accounting, including Policy and Procedure development, Compliance, Internal Controls, Acquisition Due Diligence, Ratio Reporting, SEC Reporting, GAAP Financials, Accounts Receivable, Accounts Payable, Fixed Assets, Contract Implementation, Billing, Payroll, Revenue/Expense Planning, Budgets and Reporting.  Mr. McClure has extensive experience in operational business development creating policy and procedures specific to REIT compliance to prevent fraud and material errors. His core real estate business experience covers Residential, Office, Retail, Medical Office and Industrial asset classes, as well as ground-up development projects.  He is well-versed in Housing and Urban Development, Tax Credit, Bond Deals, Condominium and Home Owner's Association issues.  Mr. McClure served as the Accounting Manager of Washington Real Estate Investment Trust (NYSE/WRE), the oldest REIT in the country, with an established track record of consecutive dividend distributions.  Mr. McClure also served as the CFO/Controller of Quantum Real Estate Management.   Mr. McClure brings experience working with the "Big Four" accounting firms, along with many local firms, having been engaged in over 300 client-side quarterly, interim and year-end audits.  Mr. McClure holds a Bachelor of Science in Finance from North Carolina A&T State University, and a Masters of Business Administration from Keller School of Management.  He is currently pursuing his doctorate in International Finance at Walden University.

    The Company has not entered into any compensation arrangements with Mr. McClure.  With the appointment of Mr. McClure as CFO, Mr. Conn Flanigan is resigning as CFO.  Mr. Flanigan is not resigning due to any disagreement with the Company, and will continue to serve the Company as Secretary, Acting Chief Executive Officer, and as a member of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Housing REIT Inc.
Date: October 9, 2014	By: /s/ Conn Flanigan
Conn Flanigan, Chief Executive Officer